CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report, incorporated by reference in this Form 10-K, into Chittenden Corporation's previously filed Registration Statement File No. 33-01229.

/s/ARTHUR ANDERSEN LLP
   ARTHUR ANDERSEN LLP

Boston, Massachusetts
March 25, 1997